EXHIBIT 10.55

PARTIAL TERMINATION AGREEMENT dated as of July 12, 2022 with respect to the Warrant Confirmations between Credit Suisse Capital LLC and Avaya Holdings Corp.

This PARTIAL TERMINATION AGREEMENT (this “Termination Agreement”) with respect to the Warrant Confirmations (as defined below) is made as of July 12, 2022 between Credit Suisse Capital LLC (“Dealer”), through its agent Credit Suisse Securities (USA) LLC, and Avaya Holdings Corp. (“Counterparty”).

WHEREAS, Counterparty issued $350,000,000 principal amount of 2.25% Convertible Senior Notes due 2023 the “Convertible Notes”) pursuant to an Indenture dated as of June 11, 2018 between Counterparty and The Bank of New York Mellon Trust Company, N.A., as trustee;
WHEREAS, Dealer and Counterparty are parties to the Warrant transactions (as amended, modified or supplemented, the “Warrant Transactions”) evidenced by the letter agreement between Dealer and Counterparty, dated June 6, 2018 (as amended, modified or supplemented, the “Base Warrant Confirmation”) and the letter agreement between Dealer and Counterparty, dated June 26, 2018 (as amended, modified or supplemented, the “Additional Warrant Confirmation” and together with the Base Warrant Confirmation, the “Warrant Confirmations”);

WHEREAS, Counterparty has requested, and Dealer has agreed, to terminate a portion of the Warrant Transactions representing 1,398,600 Warrants, allocated first to the Base Warrant Confirmation and pro rata across the Expiration Dates (such portion, the “Terminated Portion”);

NOW, THEREFORE, in consideration of their mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

1.Defined Terms. Any capitalized term not otherwise defined herein shall have the meaning set forth for such term in the Warrant Confirmations.
2.Termination. Notwithstanding anything to the contrary in the Warrant Confirmations, Counterparty and Dealer agree that, effective on the date hereof,

a.the Terminated Portion of each of the Warrant Transactions shall be terminated, and all of the respective rights and obligations of the parties under the Terminated Portion of the Warrant Confirmations shall be cancelled and terminated, and each party shall be released and discharged by the other party, and agrees not to make any claim with respect to any obligations of the other party, in connection with such Terminated Portion;

b.no payment from Counterparty to Dealer shall be required in respect of the Terminated Portion of the Warrant Transactions; and

c.for the avoidance of doubt, the portion of each of the Warrant Transactions not constituting the Terminated Portion shall remain in full force and effect, and each party’s respective rights and obligations thereunder shall be unaffected by this Termination Agreement. The parties agree and acknowledge that after giving effect to this Termination Agreement, 2,384,497 Warrants shall remain outstanding.

3.Representations and Warranties of Counterparty. Counterparty represents and warrants to Dealer on the date hereof that:

a.it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

b.it has the power to execute this Termination Agreement and any other documentation relating to this Termination Agreement to which it is a party, to deliver this Termination Agreement and each such other document (if any) and to perform its obligations hereunder and thereunder (as applicable) and has taken all necessary action to authorize such execution, delivery and performance;

c.such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

d.all governmental and other consents that are required to have been obtained by it with respect to this Termination Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

e.its obligations under this Termination Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

f.neither it nor any of its affiliates is in possession of any material nonpublic information regarding Counterparty or the Shares;

g.it (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least $50 million;

h.it is not entering into this Termination Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Exchange Act; and

i.on the date hereof, it remains a party to the Warrant Transactions to the full extent as on the date of execution thereof and it has not assigned, purported to assign or made any attempt to assign, any interest in the Warrant Transactions to any third party.

4.Representations and Warranties of Dealer. Dealer represents and warrants to Counterparty on the date hereof that:

a.it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

b.it has the power to execute this Termination Agreement and any other documentation relating to this Termination Agreement to which it is a party, to deliver this Termination Agreement and each such other document (if any) and to perform its obligations hereunder and thereunder (as applicable) and has taken all necessary action to authorize such execution, delivery and performance;

c.such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

d.all governmental and other consents that are required to have been obtained by it with respect to this Termination Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

e.its obligations under this Termination Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)); and

f.on the date hereof, it remains a party to the Warrant Transactions to the full extent as on the date of execution thereof and it has not assigned, purported to assign or made any attempt to assign, any interest in the Warrant Transactions to any third party.

5.Notices. For purposes of this Termination Agreement, the addresses for notices or communications to the parties shall be as set forth in the Warrant Confirmations:

6.Reserved

7.Disclosure. Notwithstanding anything provided in this Termination Agreement or the Warrant Confirmations, effective from the date of commencement of discussions concerning the Warrant Transactions, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Warrant Transactions and this Termination Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure.

8.No Reliance, etc. Counterparty hereby confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting, or regulatory consequences of this Termination Agreement, that it has not relied on Dealer or its affiliates in any respect in connection therewith, and that it will not hold Dealer or its affiliates accountable for any such consequences.

9.Designation by Dealer. Notwithstanding any other provision in this Termination Agreement to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such shares or other securities and otherwise to perform Dealer obligations in respect of the transactions contemplated by this Termination Agreement and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty to the extent of any such performance.

10.Governing Law. THIS TERMINATION AGREEMENT AND ALL MATTERS ARISING IN CONNECTION WITH THIS TERMINATION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CHOICE OF LAW DOCTRINE, OTHER THAN TITLE 14 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

11.Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Termination Agreement. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Termination Agreement, as applicable, by, among other things, the mutual waivers and certifications provided herein.

12.Amendment. This Termination Agreement may not be modified, amended or supplemented, except in a written instrument signed by each party hereto.

13.Counterparts. This Termination Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Termination Agreement with effect from the date specified on the first page of this Termination Agreement.

Credit Suisse Capital LLC

By:    /s/ Bik Kwan Chung
Name: Bik Kwan Chung
Title: Authorized Signatory

By:    /s/ Shui Wong
Name: Shui Wong
Title: Authorized Signatory

Credit Suisse Securities (USA) LLC

By:    /s/ Bik Kwan Chung
Name: Bik Kwan Chung
Title: Vice President

Avaya Holdings Corp.

By:    /s/ Kieran J. McGrath
Name:    Kieran J. McGrath
Title:    Executive Vice President
& Chief Financial Officer

[Signature Page to Credit Suisse Warrant Partial Termination Agreement]